SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HIGH GRADE MINING CORP.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-51198

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
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	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HIGH GRADE MINING CORP.
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of High Grade Mining Corp., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to Global Green Solutions Inc.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business to implement projects, utilizing the most effective technologies to reduce green house gases in the energy and transportation sectors.

The Company's business will be the application of its technology, methodology and products to treat leakage from valves in natural gas pipeline systems. This application is appropriate for natural gas pipelines anywhere in the world. These projects result in two significant benefits:

  The reduction in emissions saves the loss of huge volumes of natural gas thereby increasing the profits of the gas companies.

  The reduction of methane emissions into the atmosphere addresses the problem of one of the largest contributors to Global Warming.

The Company will receive its revenue from charging a fee for its services and/or from receiving a portion of the value of the savings from the gas transmission company. The Company will receive either all or a portion of the Green Credits achieved by reducing the emissions into the atmosphere.

The Green Credits can be sold through the Carbon Credit Exchanges or can be sold directly to Governments or Companies requiring offsets.

This information statement is being first sent to stockholders on or about February 7, 2006. The Company anticipates that the amendment will become effective on or about February 28, 2006, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on February 7, 2006 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had Twenty-four Million Eighty Thousand (24,080,000) shares of common issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer and its address is 500 East Warm Springs Rd., Suite 240, Las Vegas, Nevada, 89119.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Company's Form 10-KSB for the period ending November 30, 2004 and subsequent reports filed with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the Edgar Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of January 20, 2006 persons owning more than 5% of the common stock of the Company:

Name of Direct and	Number of	Percentage of
Beneficial Owner	Shares	Ownership

Robert M. Baker [1][2]	1,500,000	6.23%
Kathrine MacDonald [1]	1,500,000	6.23%
Elden Schorn	4,250,000	17.65%
Bruce Chisholm	4,250,000	17.65%
Hugh Chisholm	4,250,000	17.65%
West Peak Ventures of Canada Limited	4,250,000	17.65%

[1]

The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings.

[2]	Mr. Baker holds title to his common stock in the name of Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

The Company is a publicly traded. Its shares are traded on the Bulletin Board operated by the National Association of Securities Dealers under the symbol "HIGM." The Company has 24,080,000 shares of common stock currently outstanding. Of the 24,080,000 shares of common stock outstanding, 4,320,080 shares are free trading and 19,759,200 shares are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933.

The following sets forth as of January 20, 2006, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

Name of Direct and	Number of	Percentage of
Beneficial Ownership	Shares	Ownership

Robert M. Baker [1][2]	1,500,000	6.23%
Elden Schorn	4,250,000	17.65%

[1]

The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings.

[2]	Mr. Baker holds title to his common stock in the name of Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from High Grade Mining Corp. to Global Green Solutions Inc. to reflect its future business objective to implement projects, utilizing the most effective technologies to reduce green house gases in the energy and transportation sectors.

Reasons for the Proposal

High Grade Mining Corp. is a mining corporation that is in the process of changing its business purpose to implement projects, utilizing the most effective technologies to reduce green house gases in the energy and transportation sectors.

The Company's specialty will be the application of its technology, methodology and products to treat leakage from valves in natural gas pipeline systems. This application is appropriate for natural gas pipelines anywhere in the world. These projects result in two significant benefits:

  The reduction in emissions saves the loss of huge volumes of natural gas thereby increasing the profits of the gas companies.

  The reduction of methane emissions into the atmosphere addresses the problem of one of the largest contributors to Global Warming.

The Company will receive its revenue from charging a fee for its services and/or from receiving a portion of the value of the savings from the gas transmission company. The Company will also receive either all or a portion of the Green Credits achieved by reducing the emissions into the atmosphere.

The Green Credits can be sold through the Carbon Credit Exchanges or can be sold directly to governments or companies requiring offsets.

The Company decided to change its name from High Grade Mining Corp. to Global Green Solutions Inc. in order to more correctly reflect the new business of the Company.

Vote Obtained

On January 20, 2006, the following persons and one entity executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to Global Green Solutions Inc.:

Name of Direct and	Number of	Percentage of
Beneficial Owner	Shares	Ownership

Elden Schorn	4,250,000	17.65%
Bruce Chisholm	4,250,000	17.65%
Hugh Chisholm	4,250,000	17.65%
West Peak Ventures of Canada	4,250,000	17.65%

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

By Order of the Board of Directors

HIGH GRADE MINING CORP.

/s/ Robert M. Baker
Robert M. Baker
Director